EXHIBIT 6G

SUBORDINATED PROMISSORY NOTE

$___________________	________________, 2016

For value received, GK INVESTMENT HOLDINGS, LLC, a Delaware limited liability company (the "Borrower"), hereby promises to pay to the order of 1551 KINGSBURY PARTNERS, L.L.C., an Illinois limited liability company (together their successors and assigns, the "Lender") the principal sum of _____________________ and NO/100 Dollars ($____________.00), plus interest, fees and costs, in accordance with the terms and conditions of this promissory note (this "Note"). This Note evidences an Advance made under that certain Loan Agreement dated ____________, 2016 between Lender and Borrower (the "Loan Agreement"). Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Loan Agreement.

1. Interest. Beginning on the date hereof, the Note shall accrue interest on the outstanding principal balance at the then-applicable Federal short-term rate as determined pursuant to section 1247(d) of the Internal Revenue Code.

2. Maturity Date. If not sooner paid, all outstanding principal, accrued but unpaid interest and other outstanding sums due under this Note shall be paid in full on the Maturity Date.

3. Application of Payments. All payments hereunder shall be applied, first, to the payment of fees, interest and other obligations (other than principal) hereunder in such order and priority as the Lender shall determine in its discretion, and second, to the payment of principal.

4. Prepayment; Acceleration. This Note may be prepaid in whole or in part at any time or from time to time without penalty. If this Note is not paid in full on the Maturity Date, then, at the Lender's election, all amounts not paid when due at the Maturity Date shall become part of principal and shall thereafter accrue interest at the rate of nine percent (9%) per annum. In the event of an acceleration of the maturity of this Note (as described below), this Note shall become immediately due and payable without presentation, demand, protest or notice of dishonor, all of which are hereby waived by the Borrower. The Borrower also shall pay, and this Note shall evidence the Borrower's obligation to pay, the Lender any and all actual costs incurred by the Lender for the interpretation, performance, exercise, enforcement or protection of its rights hereunder and for the collection of the Borrower's obligations under this Note, including reasonable attorneys' fees and expenses, and all costs to collect, possess, preserve, repair and liquidate the collateral given by the Borrower to secure the obligations owed to the Lender.

5. Subordination. Lender acknowledges that Borrower's obligations hereunder to repay the Loan are subordinate Borrower's obligations on those certain bonds (the "Bonds") issued by the Borrower pursuant to that certain Indenture dated as of ______2016 by and between the Borrower and UMB Bank, n.a., its capacity as trustee, and Lender hereby expressly subordinates its rights under this Agreement to Borrower's obligations thereon.

6. Usury. If the rate of interest required to be paid hereunder exceeds the maximum rate permitted by law, such rate of interest shall be automatically reduced to the maximum rate permitted by law and any amounts collected in excess of the permissible amount shall be returned to the Borrower or applied to principal all pursuant to the terms of and as further set forth herein. To the fullest extent permitted by law, interest shall continue to accrue after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

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7. Covenants, Representations and Warranties of Borrower. The Borrower covenants, warrants, and represents to the Lender that:

(a)	the execution, delivery and performance of this Note have been duly authorized;

(b)	this Note is enforceable against the Borrower in accordance with its terms;

(c)	the execution and delivery of this Note does not violate or constitute a breach of any agreement to which the Borrower is a party; and

(d)	the loan evidenced by this Note is for commercial purposes and will not be used in any consumer transaction.

The foregoing covenants, warranties and representations shall continue in full force and effect until the obligations of the Borrower hereunder and under the Loan Agreement have been fully paid and satisfied.

8. Security; Events of Default; Remedies. Upon the occurrence of an Event of Default, the Lender may at any time thereafter exercise any one or more of the following remedies:

(a)	the Lender may accelerate the Maturity Date and declare the unpaid principal balance, accrued but unpaid interest and all other amounts payable hereunder at once due and payable;

(b)	the Lender may set off the amount due against any and all accounts, credits, money, securities or other property of the Borrower held by or in the possession of the Lender, if any;

(c)	the Lender may exercise any of its other rights, powers and remedies available at law or in equity.

All of the rights and remedies of the Lender under this Note, at law or in equity, are cumulative, and the exercise by the Lender of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights and remedies. The enumeration of the Lender's rights and remedies herein is not intended to be exhaustive and the exercise by the Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Agreement or that may now or hereafter exist in law or in equity or by suit or otherwise.

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9. Miscellaneous.

(a)

If the Borrower makes any payment to the Lender that is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then, to the extent of such payment, the obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received by the Lender.

(b)

This Note shall be governed by and construed in accordance with the internal laws of the State of Delaware, notwithstanding any conflicts-of-law provisions to the contrary. Any dispute or litigation with respect to the representations, warranties, terms and conditions of this Agreement, or any other matter between the parties, shall be litigated in the state or federal courts of Chicago, Illinois and the parties hereby expressly consent to the exclusive jurisdiction and venue in said courts.

(c)

Except as specifically provided herein and except as prohibited by law, the Borrower hereby waives presentment, demand, protest and notice of dishonor, as well as the benefit of any exemption under the homestead and all other exemption or insolvency laws as to this debt.

(d)

The Lender's failure at any time to require strict performance by the Borrower hereunder shall not waive or affect any right of the Lender at any time thereafter to demand strict performance, and any waiver of any Event of Default by the Lender shall not waive or affect any other Event of Default, whether prior or subsequent thereto, and whether of the same or a different type. None of the provisions of this Note shall be deemed waived by any act, knowledge or course of dealing of the Lender, or its agents, except by an instrument in writing signed by the Lender and directed to the Borrower specifying such waiver.

(e)	All notices, requests, demands and other communications with respect hereto shall be made in accordance with the terms and provisions of the Loan Agreement.

(f)

To the extent any provision herein is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

(g)	This Note shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties.

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IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized officer, as of the day and year first above written.

GK DEVELOPMENT HOLDINGS, LLC,
a Delaware limited liability company,

By:	GK Development, Inc.
Its:	Manager

By:
Garo Kholamian
	Its:	President and Sole Director

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